Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Insured Quality Municipal Fund, Inc.
33-37503, 811-06206


The annual meeting of shareholders was held in the offices of Nuveen Investments on June 30, 2008; at this meeting the shareholders were asked to vote on the elimination of Fundamental Investment Policies and the approval of new
Fundamental Investment Policies. The meeting was subsequently adjourned to July 28, 2008 and additionally adjourned to August 29, 2008, September 30, 2008 and additionally adjourned to October 28, 2008.

Voting results are as follows:

 <c>Common and MuniPreferred shares voting together as a class
<c>  MuniPreferred shares voting together as a class
To approve the fundamental policy
relating to Municipal Obligations not more than 20% of Fund Assets.


   For
           18,053,642
                       4,457
   Against
                906,231
                          500
   Abstain
                792,845
                          192
   Broker Non-Votes
             5,238,842
                       6,109
      Total
           24,991,560
                     11,258



To approve the elimination of the
fundamental policy relating to tax-exempt
Municipal Obligations.


   For
           18,017,711
                       4,376
   Against
                940,547
                          520
   Abstain
                794,460
                          253
   Broker Non-Votes
             5,238,842
                       6,109
      Total
           24,991,560
                     11,258



To approve the new fundamental policy
relating to tax-exempt securities.


   For
           18,262,758
                       4,452
   Against
                733,464
                          497
   Abstain
                756,496
                          200
   Broker Non-Votes
             5,238,842
                       6,109
      Total
           24,991,560
                     11,258

Proxy materials are herein incorporated by reference to the SEC filing on May 16, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08- 007559.